Exhibit 99.1

Ironwood Gold Announces Appointment of Keith P. Brill to Board of Directors

SCOTTSDALE, AZ -- (Marketwire) -- 08/25/11 -- Ironwood Gold Corp. (OTCBB: IROG) (“Ironwood” or the “Company”) wishes to announce that effective immediately, the Company is pleased to announce and welcomes the appointment of Keith P. Brill to the Board of Directors.

Mr. Brill brings financial acumen and extensive management experience from a career which includes financial management, analytics and operational advisory services most recently provided as the owner managing director of the Brill Group, LLC. Previously he was the CFO/CIO for Amtrust Realty Corp. a commercial property firm based in New York with holdings in many major US cities. Prior to this, he was a management consultant with PA Consulting Group, Inc., a leading global consulting firm providing multinational Fortune 500 companies with consulting advice on topics including cost reduction, operational efficiency, and IT strategy. Mr. Brill has extensive experience in conducting ROI analysis, developing business cases, and providing strategic financial advice on major business transformation programs.

Mr. Brill received an International Master of Business Administration (IMBA) from the Moore School of Business, University of South Carolina in May 2005. He graduated from the South Carolina Honors College, University of South Carolina in May 2003 with a Bachelor of Science, magna cum laude, major in Economics and Finance, minor in Spanish.

Commenting on the appointment of Mr. Brill, Ironwood’s CEO Bezhad Shayanfar stated, “Keith’s financial expertise and numerous contacts in the financial arena will be of great benefit to Ironwood as we move ahead during a planned period of transition. We look forward to his input and approach to invigorating shareholder value.”

Additional details regarding the Company and its agreements are filed as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information visit: www.ironwoodgold.com.

ABOUT IRONWOOD GOLD CORP. (OTCBB: IROG)
Ironwood Gold Corp. is a mineral exploration and development company building a portfolio of prospective properties containing known deposits of strategic precious metals in politically stable, mining-friendly North American districts with recognized production histories. For more information visit: www.ironwoodgold.com.

Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD

Ironwood Gold Corp.
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Behzad Shayanfar, CEO

Investor Information:
Red Oak Communications, Inc.
Phone: 1-888-356-4942
Email: info@ironwoodgold.com
Web: www.ironwoodgold.com